 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-233202, 333-218515, 333-211873, 333-191777 and 333-161662 on Form S-8 of our reports dated February 27, 2020, with respect to the consolidated financial statements of SunOpta Inc. and subsidiaries (the "Company") and the effectiveness of internal control over financial reporting of the Company included in this Annual Report on Form 10-K for the year ended December 28, 2019.

/s/ Ernst & Young LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
February 27, 2020